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                                  Exhibit 11.1
                       SIMON TRANSPORTATION SERVICES INC.
                  SCHEDULE OF COMPUTATION OF NET LOSS PER SHARE
                                   (Unaudited)



                                                                 For the Three Months Ended
                                                          ---------------------------------------
Basic and Diluted:                                              Dec 31, 2001        Dec 31, 2000
                                                                ------------        ------------

Common shares outstanding beginning of period:                     6,115,109           6,114,620

Common share equivalents:

         Common stock repurchased
                  Basic                                                   --                  --
                  Diluted                                                 --                  --

         Employee stock options outstanding
                  Basic                                                   --                  --
                  Diluted                                                 --                  --

         Employee stock options exercised
                  Basic                                                   --                  --
                  Diluted                                                 --                  --
                                                          ---------------------------------------
         Number of common shares and common
               share equivalents outstanding
                  Basic                                            6,115,109           6,114,620
                                                          =======================================
                  Diluted                                          6,115,109           6,114,620
                                                          =======================================

Net loss attributable to common stockholders                   $ (12,783,108)       $ (2,993,048)
                                                          =======================================
Net loss per common share
         and common share equivalent
                  Basic                                        $       (2.09)       $      (0.49)
                                                          =======================================
                  Diluted                                      $       (2.09)       $      (0.49)
                                                          =======================================
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